                                                                    EXHIBIT 10.8

                            SHAREHOLDERS AGREEMENT

        THIS AGREEMENT, entered into as of the 12th day of July, 1996, by and among HEMISPHERE TRUST COMPANY LIMITED, a trust company organized under the laws of Bermuda (the "Company"), ROBERT A. MULDERIG, an individual resident in Bermuda ("Mulderig"), and MUTUAL RISK MANAGEMENT (BERMUDA) LTD., a corporation organized under the laws of Bermuda, ("Mutual"). Mulderig and Mutual each is hereinafter sometimes referred to as a "Shareholder" and together are hereinafter sometimes referred to as "Shareholders").

                                  WITNESSETH
                                  ----------

        WHEREAS, Mulderig and Mutual respectively own 60% and 40% of the outstanding common shares ("Common Shares") of the Company; and

        WHEREAS, the above named parties are desirous of establishing certain procedures with respect to the conduct of the affairs of the Company and certain restrictions upon the transfer of the Common Shares by them.

        NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that, so long as the Shareholders, or their respective permitted successors and assigns, shall hold Common Shares, the following covenants shall apply, unless waived in writing by the parties hereto or such successors and assigns.

                                   ARTICLE I

                          GENERAL BUSINESS AGREEMENTS
                          ---------------------------

Section 1.01   Conduct of Business
               -------------------

        The Company is currently engaged in the business of providing trust management and trustee services and related trustee and fiduciary services in and from Bermuda (the "Business"). Unless approved by the holders of two-thirds of the issued and outstanding Common Shares, the Company shall restrict its operations to the Business. The Company and the Business shall be conducted as to comply in all respects and at all times with Part I of the Third Schedule to the Bermuda Companies
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                                      -2-

Act 1981 (the "1981 Act") for so long as the Company is a local company within the meaning of the 1981 Act.

Section 1.02   Amendments to Charter and Bye-Laws
               ----------------------------------

        No provision of the Company's Memorandum of Association or Bye-Laws shall be amended, repealed or otherwise changed, unless previously approved by the holders of two-thirds of the issued and outstanding Common Shares.

Section 1.03   Issuance of Additional Common Shares
               ------------------------------------

        Unless previously approved by holders of two-thirds of the issued and outstanding Common Shares, the Company shall not issue any additional shares of capital stock, or sell or dispose of any treasury shares, or grant any option, warrant or other rights to acquire shares of capital stock, nor shall the Company without such approval redeem or repurchase any such shares.

Section 1.04   Dividends and Distributions
               ---------------------------

        Unless previously approved by the holders of two-thirds of the issued and outstanding Common Shares, no dividends or distributions in respect of or on account of any shares of the Company's capital stock shall be declared or paid by the Company.

Section 1.05   Liabilities and Liens
               ---------------------

        Unless previously approved by the holders of two-thirds of the issued and outstanding Common Shares, the Company will not (a) create, incur, assume, or suffer to exist any indebtedness, except in the ordinary course of its business; or (b) create any mortgage, pledge, security interest, charge, lien or other incumbrance upon all or any part of its properties or assets, except in the ordinary course of its business and to the extent that the same do not materially impair the use or value of the Company's properties and assets.

Section 1.06   Board of Directors
               ------------------

        The Board of Directors (the "Board") shall consist of six directors.
Of the six members of the Board, four members shall be designated by Mulderig and two members shall be designated by Mutual. If at any time the size of the Board shall be increased, Mutual shall have the right to designate as many additional directors as is necessary to ensure that Mutual designees constitute at least 33% of the total number of members of the Board. If the Board shall designate any committees, then Mutual designees shall also constitute 33% of the total number of members of each such committee. Regular meetings of the Board should be held at least six months unless otherwise agreed by the shareholders. Provided however that at all times the
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                                      -3-

percentage of Bermudian Directors appointed to the Board by either Mulderig or Mutual shall not be less than sixty per centum.

Section 1.07   Provision of Administrative Services by Mutual
               ----------------------------------------------

        The above named parties hereby agree that Mutual will provide administrative services to the Company, which shall include providing office space and facilities, accounting services and corporate and administrative services. Mutual shall be compensated for these services at a rate to be agreed. Such compensation shall be payable in advance in equal monthly installments on the first business day of each month. Mutual shall also be entitled to be reimbursed for out-of-pocket expenses reasonably incurred by it in the course of providing these services. The foregoing arrangement may be terminated upon not less than six months prior notice given either by the Company or Mutual.

Section 1.08   Acquisitions, Dispositions, Reorganizations
               -------------------------------------------

        Unless previously approved by the holders of two-thirds of the issued and outstanding Common Shares, the Company will not (a) purchase, sell, lease, convey, assign, transfer, or otherwise acquire or dispose of an asset or a group of related assets valued at $50,000 or more, including acquiring all or substantially all of the assets or property of any other corporation or business entity; (b) effect a merger (amalgamation), consolidation, reorganization, or dissolution; or (c) enter into a joint venture with any other business entity, except in the ordinary course of business.

                                  ARTICLE II

                        FINANCIAL AND OTHER INFORMATION
                        -------------------------------

Section 2.01   Accounting Procedure and Controls
               ---------------------------------

        The Company shall maintain accounting procedures, reporting standards, and controls which are in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied.

Section 2.02   Financial Reports
               -----------------

        (a) The Company shall, promptly upon completion of each fiscal period, furnish to the Shareholders a balance sheet as of the end of such fiscal period and an income statement and statement of changes in its financial position for such fiscal period.
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                                      -4-

        (b) The Company shall promptly disclose to the Shareholders any material adverse change in the financial condition of the Company that has occurred since the date of the last financial statements provided to the Shareholders .

        (c) The Company shall promptly furnish such other information with respect to the business or financial condition of the Company as the Shareholders may reasonably request.

        (d) The fiscal year of the Company shall end on December 31 of each year. Unless approved by the holders of not less than two-thirds of all issued and outstanding Common Shares, the Company will not change its fiscal year.

                                  ARTICLE III

                                TRANSFERABILITY
                                ---------------

Section 3.01   Restrictions On Transferability
               -------------------------------

        (a) Except as otherwise provided in this Article III, Mulderig may not sell, assign, transfer, convey, mortgage, pledge, encumber, or otherwise dispose of Common Shares, either in whole or in part, without first making a written offer to sell such Common Shares to Mutual or its designee. Such written notice shall contain the identity of the proposed purchaser, the price and other terms and conditions of sale. Thereupon Mutual shall, have 30 days in which to elect by notice ("Notice") to Mulderig to purchase such shares itself subject to regulatory approval required under Bermuda law, or to designate a buyer therefor, on such basis or substantially the same basis, and 30 days after the effective date of such Notice to consummate the purchase.

        (b) In the event that Mulderig seeks to sell, assign, transfer, convey, or otherwise dispose of all or part of his Common Shares and Mutual does not purchase such Common Shares pursuant to the right of first refusal set forth in subsection (a) above, then Mulderig may sell such Common Shares on substantially the terms and conditions set forth and to the party identified in the Notice. Any purchaser or other transferee of Common Shares other than an existing Shareholder must agree to become subject to all of the terms and conditions of this Agreement.

Section 3.02   Mutual's Share Purchase Option
               ------------------------------

        Mulderig hereby agrees that, subject to any regulatory approval required under Bermuda law, Mutual may at its sole option, on giving not less than 10 days notice to Mulderig at any time hereafter, purchase all the Common Shares owned by Mulderig for an amount equal to $150,000 plus $24.6575 for each day elapsed from the date hereof
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                                      -5-

to the date of such purchase. This option may be assigned by Mutual on notice to Mulderig.

Section 3.03   Legends on Certificates
               -----------------------

        The Shareholders agree that the following legends shall be placed on each certificate representing the Common Shares which may be outstanding from time to time:

             "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF JULY 12, 1996, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT."

             "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED"


                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------
Section 4.01   Notices

        All notices and other communications required, provided for, or otherwise given hereunder shall be in writing and shall be deemed given if delivered personally, if sent by a reputable overnight courier service, or if sent by facsimile with a confirming copy sent by registered mail, postage prepaid, addressed as follows:

If to Mulderig:     Spanish Grange
                    Knapton Hill
                    Smiths Parish
                    Bermuda

If to Mutual:       Mutual Risk Management (Bermuda) Ltd.
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                                      -6-

                     44 Church Street
                     Hamilton HM 12
                     BERMUDA
                     Attn: Richard E. O'Brien, Esq.
                     fax: 441-292-1867

If to the Company:   Hemisphere Trust Company Limited
                     Hemisphere House
                     Church Street
                     Hamilton Bermuda
                     Attn: Secretary

or such other address as shall be furnished by the Company or any Shareholder. If delivered by hand or facsimile, such notice or communication shall be deemed given on the date of such delivery and if sent by courier, such notice or communication shall be deemed given as of the next business day after it was deposited with the courier service.

Section 4.02   Governing Law
               -------------

        This interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the internal laws of Bermuda.

Section 4.03   Captions
               --------

        The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 4.04   Counterparts
               ------------

        This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Section 4.05   Parties in Interest
               -------------------

        This Agreement is made solely for the benefit of the parties hereto and no other person shall acquire or have any rights under or by virtue of this Agreement, except as may be specifically provided in this Agreement.

Section 4.06   Amendment
               ---------

        This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.
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                                      -7-

Section 4.07   Termination
               -----------

        (i) Either Mutual or Mr. Mulderig (the "Terminating Party") shall be entitled, after the expiration of 4 years from execution hereof, to terminate this Agreement by giving the other Party (the "Non-Terminating Party") not less than six (6) months prior notice in writing (the "Termination Notice") of its intention to so terminate.

Section 4.08   Entire Agreement
               ----------------

This Agreement contains the understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the Company and each of the Shareholders have executed, or caused to be executed on its behalf, this Agreement as of the day and year first above written.

HEMISPHERE TRUST COMPANY
    LIMITED


By
  ----------------------
   Name:
   Title:


MUTUAL RISK MANAGEMENT (BERMUDA) LTD.

By
  ----------------------
   Name:
   Title:
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                                      -8-


   ---------------------
   Robert A. Mulderig